Exhibit 11


                        LUNAR CORPORATION AND SUBSIDIARIES
              Statement Regarding Computation of Earnings Per Share
                                   (Unaudited)


                                   Three months ended       Nine months ended
                                  March 31,   March 31,   March 31,   March 31,
                                    1998        1997        1998        1997
                                 ----------------------  ----------------------
Net income                       $  692,353  $3,277,084  $5,434,076 $10,723,534
                                 ======================  ======================
Weighted average number of
 common shares                    8,800,035   8,674,318   8,758,201   8,580,534

Stock options calculated according
 to the treasury stock method       352,974     489,211     366,529     522,807
                                 ----------------------  ----------------------
Weighted average number of common
 and potential common shares      9,153,009   9,163,529   9,124,730   9,103,341
                                 ======================  ======================
Basic earnings per share              $0.08       $0.38       $0.62       $1.25
                                 ======================  ======================
Diluted earnings per share            $0.08       $0.36       $0.60       $1.18
                                 ======================  ======================